DEVELOPMENT AND SUPPLY AGREEMENT
                      ________________________________

This agreement ("Agreement") is made and entered into this 13 day of April 1993 ("Agreement Date"), by and between Parlex Corporation, a Massachusetts corporation having a principal place of business at 145 Milk Street, Methuen, MA 01844 ("Parlex"), and Motorola, Inc., a Delaware corporation, by and through its Automotive and Industrial Electronics Group ("AIEG"), having a place of business at 4000 Commercial Avenue, Northbrook, IL 60062 U.S.A. ("Motorola").

WHEREAS, Parlex manufactures and sells flexible substrate assemblies to the AIEG division of Motorola for use in automotive applications; and

WHEREAS, Parlex has the capability of modifying the construction of flexible circuits to lower its cost, the capability of manufacturing and selling assemblies of such modified flexible circuits to AIEG on a long term basis, and the desire to do so; and

WHEREAS, AIEG desires to continue purchasing flexible substrate assemblies from Parlex while Parlex is developing such modified flexible circuits, and desires to replace such purchases with purchases of assemblies constructed of such modified flexible circuits if such assemblies meet AIEG's functional requirements and cost constraints; and

WHEREAS, AIEG desires to purchase flexible substrate assemblies on a long term basis from a supplier that will share productivity and materials savings in the form of price reductions to Motorola.

NOW, THEREFORE, in consideration of the mutual obligations and promises set forth herein, Motorola and Parlex agree as follows:

1.0   Definitions

      1.1 Flexible Substrate Assembly: finished assembly consisting of Acrylic Adhesive-Based Flexible Circuit Construction or New Flexible Circuit Construction, Rigidizer, and Motorola's circuit interconnect design.

      1.2 Acrylic Adhesive-Based Flexible Circuit Construction: type of flexible circuit incorporating acrylic adhesive as the bonding material for attaching copper to dielectric layers, and conforming to the functional specifications, production prices, and quality and cycle time initiatives attached hereto as Appendices 1, 5 and 6 respectively.

      1.3 New Flexible Circuit Construction: type of flexible circuit conforming to the functional specifications, production prices, and quality and cycle time initiatives attached hereto as Appendices 2, 3 and 6 respectively.

      1.4  Rigidizer: Base plate used as stiffener for flexible circuit.

2.0   Development Program

      2.1  Development of New Flexible Circuit Construction

           2.1.1  Parlex shall develop New Flexible Circuit
                  Construction, qualify it for Motorola's use in production, and prepare to manufacture it at its facilities for supply to Motorola in accordance with the terms of this Agreement. The Product Qualification Procedure to be followed by Parlex is attached as Appendix 4. Such development, product qualification and manufacturing preparation shall be completed for product launch on or before January 1, 1994.

           2.1.2 All development costs shall be borne by Parlex, with the exception that Motorola will assist in the funding of equipment necessary to perform processes unique to Motorola (i.e., equipment that is not usable for any other customer of Parlex). Parlex shall notify Motorola in advance of any equipment purchase for which it will request Motorola assistance in funding. Parlex shall not use any such equipment to service other Parlex customers.

           2.1.3 For a period of one year commencing with the in-service date of equipment funded by Motorola pursuant to paragraph 2.1.2, Parlex shall not duplicate such equipment to service any other Parlex customer. Thereafter, Parlex may duplicate such equipment to service other Parlex customers on equitable terms mutually acceptable to Parlex and Motorola.

      2.2  Prototype and Pre-Pilot Assemblies

           2.1.1 Parlex shall build prototype and pre-pilot Flexible Substrate Assemblies incorporating New Flexible Circuit Construction, as needed by Motorola. Such Flexible Substrate Assemblies shall be delivered to Motorola for delivery to customers as samples and for evaluation and testing by Motorola. The purpose of the prototype evaluation and tests is to demonstrate the capabilities of the New Flexible Circuit Construction, and the parties thereby anticipate that desirable changes to the applicable specifications may be identified. Any proposed changes to the applicable specifications shall be made in accordance with paragraph 2.3.

           2.2.2  Motorola shall purchase prototype and pre-pilot
                  Flexible Substrate Assemblies incorporating new Flexible Circuit Construction at a price equal to four (4) times the production price stated in Appendix 3 or at a lot charge of twenty five hundred ($2,500) dollars, whichever is greater. Such price includes all prototype engineering and tooling costs, with the exception of electrical test tooling costs which shall be agreed by the parties. Further, such price is based on the standard delivery lead-time of four (4) weeks. The following price premiums shall apply to three week, two week and one week deliveries: twenty five percent, fifty percent and one hundred percent, respectively.

      2.3  Changes to Specifications or Qualification Procedure

           Changes to the applicable specifications or Product
           Qualification Procedure may be requested in writing by either party. Changes requested by Parlex shall be submitted by use of a Supplier Request for Engineering Change Notice (SREA). Any such request shall set forth the nature of the proposed change(s) and the effects thereof, including function, performance, reliability, availability, development and tooling costs, production prices, cycle time and quality. Any changes must be mutually agreed to in writing by the parties to implementation.

      2.4  Development Review Meetings

           Three months after the Agreement Date, and at quarterly intervals thereafter until completion of development, knowledgeable representatives of Motorola and Parlex shall meet to review Parlex's progress in its development of New Flexible Circuit Construction under this Article 2.0.

3.0   Supply Program

      3.1  Production Commitment

           Parlex shall manufacture Flexible Substrate Assemblies in accordance with Motorola's circuit interconnect design and Rigidizer and assembly requirements. Parlex shall be capable of manufacturing Flexible Substrate Assemblies incorporating New Flexible Circuit Construction for sale to Motorola in compliance with paragraph 3.2 on and after January 1, 1994. Testing for continuity of the circuit interconnect design shall be performed by Parlex in accordance with current Interconnecting and Packaging Electronic Circuits (IPC) specifications.

      3.2  Purchase and Sale Commitments

           3.2.1 During the term of this Agreement, Parlex shall sell to Motorola, and Motorola shall purchase from Parlex, * percent of AIEG's requirements for Flexible Substrate Assemblies.Motorola's purchase obligation in this paragraph
                  3.2 shall be limited to the extent that any purchaser of flexible substrate assemblies, or products incorporating flexible substrate assemblies, from AIEG has approved another supplier of flexible substrate assemblies as of the Agreement Date or requires another supplier or multiple suppliers of flexible substrate assemblies in the future.

           3.2.2  Motorola may request Parlex to sell Flexible
                  Substrate Assemblies to one or more Motorola customers. If so, Parlex shall sell to any such Motorola customer its requirements for Flexible Substrate Assemblies on terms acceptable to Parlex, except that warranty and price shall be identical to that herein provided. The volume of Flexible Substrate Assemblies purchased from Parlex by any such Motorola customer shall be considered, for the purpose of volume pricing only, to be purchases by Motorola and the price to Motorola (and any such customer(s)) shall correspond to the price for the total volume purchased.


* Confidential information has been omitted and filed separately with the Commission.

      3.3  Price

           The price of the Flexible Substrate Assemblies shall conform to the production volume price schedules, attached as Appendices 3 and 5. Unit prices invoiced to Motorola shall be based on Motorola's estimate of its anticipated purchase volume for that calendar year of production. If Motorola purchases for the year a quantity corresponding to a unit price different than the unit price at which it was invoiced, Motorola's contract unit price shall be retroactively adjusted accordingly and Motorola or Parlex, as the case may be, shall pay to the other party the difference between the amount invoiced and the amount due for the number of units actually shipped.

      3.4  Purchase Terms and Conditions

           Motorola shall issue purchase orders and/or releases for all prototype and production Flexible Substrate Assemblies purchased hereunder. Each Motorola purchase order shall specify the circuit interconnect design ordered. Only the terms and conditions contained in this document and in Motorola's standard purchase order and release forms current at the time of purchase shall apply to such purchases pursuant to this Agreement. To the extent of any inconsistency or conflict between this Agreement and the terms and conditions of such purchase order or release, this Agreement shall control. Any terms and conditions contained in Parlex's acknowledgment forms or elsewhere shall not change, alter or add to these terms and conditions in any way and shall be of no effect.

      3.5  Exclusivity and Licenses

           3.5.1 Parlex agrees not to sell to customers selling products in the automobile industry the New Flexible Circuit Construction developed hereunder for Motorola, or substantially identical derivative flexible circuit, for one year following the initial sale to Motorola of production Flexible Substrate Assemblies incorporating the New Flexible Circuit Construction, without first obtaining Motorola's written permission.

           3.5.2 Parlex grants Motorola a paid up, royalty free, perpetual, non-exclusive, sublicensable license to make, have made, use and sell under any patents or other intellectual property rights for any new inventions conceived or reduced to practice by Parlex jointly with Motorola during and pursuant to new development work performed under this Agreement for the New Flexible Circuit Construction to be developed and delivered to Motorola under this Agreement, and Parlex also grants to Motorola an equivalent license under any new Parlex copyright rights for new works of authorship which arise during and pursuant to the development work performed, by Parlex, jointly with Motorola, for the New Flexible Circuit Construction to be developed and delivered to Motorola under this agreement. With respect to any new inventions conceived or reduced to practice solely by Parlex during and pursuant to new development work performed under this agreement for the New Flexible Circuit Construction to be developed and delivered to Motorola under this agreement, Parlex agrees to grant to Motorola a royalty-bearing, non-exclusive license on terms and conditions to be reasonably negotiated by the parties. The above licenses do not include rights for inventions or works of authorship developed prior to or separately with respect to development work performed under this Agreement for the New Flexible Circuit Construction to be developed and delivered to Motorola under this Agreement.

      3.6  Service and Replacement

           3.6.1 At Motorola's request, Parlex shall sell to Motorola Flexible Substrate Assemblies necessary to satisfy Motorola's current service and replacement requirements for such Flexible Substrate Assemblies at the current applicable production prices plus any actual cost differential for packaging and manufacturing.

           3.6.2 For a period of ten (10) years after Motorola completes its purchases of Flexible Substrate Assemblies, Parlex shall sell to Motorola Flexible Substrate Assemblies necessary to satisfy Motorola's past model service and replacement requirements at the last applicable production prices plus actual cost differentials for packaging and manufacturing. Motorola and Parlex will negotiate in good faith with regard to Parlex's continued manufacture and sale to Motorola of service and replacement Flexible Substrate Assemblies beyond the tenth year.

      3.7  Emergency Manufacturing Rights

           In the event that Parlex is unable or may be unable to deliver to Motorola production quantities of the Flexible Substrate Assemblies to be supplied hereunder for any reason, including a force majeure, and such inability continues or may continue for more than a commercially reasonable period of time, or if Parlex discontinues its manufacture of such Flexible Substrate Assemblies for any reason, Parlex will grant Motorola emergency manufacturing rights and transfer sufficient information and tooling to Motorola to allow Motorola, at no cost for use of Parlex's intellectual property rights, to have the Flexible Substrate assemblies to be provided hereunder made by Motorola or made for Motorola by a third party manufacturer. Motorola shall request such rights and information from Parlex by notice to Parlex as provided herein for notices. These emergency manufacturing situation shall be under reasonable terms and conditions mutually agreed to by Parlex and Motorola, and such rights shall cease when Parlex can demonstrate that it is capable of delivering production quantities of flexible substrate Assemblies to the provided hereunder to Motorola at competitive prices. Further, these emergency manufacturing rights and the transfer of information acquired by Parlex from Polyonics and which Parlex may not disclose to third parties.

      3.8  Supplier Objectives

           During term of this Agreement, Parlex shall comply with the quality and cycle time initiatives stated in Appendix 6.

4.0   Post-Development Improvement of New Flexible Circuit Construction

      Three months after product launch of the New Flexible Circuit Construction, and at quarterly intervals thereafter, knowledgeable representatives of Motorola and Parlex shall meet to review Parlex's progress in making further technological improvements to the New Flexible Circuit Construction.

5.0   Engineering Support

      During the term of this Agreement, Parlex shall provide Motorola with reasonable engineering support for the design and manufacturing of Flexible Substrate Assemblies as needed by Motorola. Such support shall be at Parlex's expense and shall be provided to AIEG engineering and manufacturing facilities worldwide.

6.0   Confidential Information

      All exchanges of information between the parties pursuant to the present agreement shall be made in accordance with the terms and conditions of the Mutual Non-Disclosure Agreement, attached hereto as Appendix 7. The parties further agree that the term of said agreement shall be coextensive with the term of this Agreement.

7.0   Release of News, Information and Advertisement

      Neither party shall, without the prior written consent of the other, release any information to which the Agreement applies nor make any news releases or public announcements relating to the terms of this Agreement. However, the foregoing sentence shall not be construed as prohibiting either party from acknowledging that Motorola and Parlex have entered into this Agreement nor shall it be construed as prohibiting communication among employees of Parlex and Motorola necessary to fulfill the parties' respective obligations under this Agreement.

8.0   Limitation of Liability

      Neither party shall be liable to the other for any incidental, indirect, special or consequential damages whatsoever arising out of, caused by or related in any way to the development, purchase of the possibility of such damages. The parties expressly agree that the limitations on incidental, consequential, special or indirect damages set forth herein are agreed allocations of risk constituting in part the consideration for this Agreement, and that such limitations shall survive the determination of any court of competent jurisdiction that any remedy provided herein or available at law fails of its essential purpose.

9.0   Term

      This Agreement shall commence on the Agreement Date and shall extend for a term of three (3) years, unless sooner terminated as provided herein. No less than sixty (60) days prior to the end of each year of this Agreement, the parties shall declare their intentions to add an additional one year to the term. If the Parties agree to such extension, the term of this Agreement shall be so extended by amendment as provided herein. Nothing contained in this Agreement shall be deemed to create any express or implied obligation on either party to renew or extend this Agreement or to create any right to continue this Agreement on the same terms and conditions contained herein.

10.0  Termination

      10.1 Any termination pursuant to this article 10.0 shall not relieve either party of obligations previously incurred pursuant to this Agreement, including but not limited to payment for Flexible Substrate Assemblies shipped hereunder, warranty, confidentiality, and patent, maskwork and copyright licenses, rights and indemnity.

      10.2 Termination of each purchase order or release for Flexible Substrate Assemblies shall be in accordance with the terms stated on the purchase order or release.

      10.3 Development of the New Flexible Circuit Construction may be terminated by either party if and when it occurs that, for any reason, (I) the production prices (Appendix 3) cannot be achieved based on the applicable specifications or other specifications required to satisfy Motorola's needs, or (ii) flexible circuits of significantly advanced design or processing become available to Motorola, which are capable of being used as a replacement of or in substitution for the New Flexible Circuit Construction being developed hereunder. In any such event, either party may initiate termination of this Agreement as it pertains to the development of New Flexible Circuit Construction and Motorola may initiate termination of this Agreement in its entirety. A party may initiate termination by sending written notice to the other party of its intent to terminate. The parties shall explore remedies during a period not to exceed ninety (90) days from the date of the notice. Failing agreement on a remedy, the development of New Flexible Circuit Construction or this Agreement in its entirety, as the case may be, shall terminate at the expiration of that period. Motorola shall not be liable for any development costs incurred or termination charges of any kind.

      10.4 If Parlex fails to maintain its position as a satisfactory supplier by not remaining competitive in quality and delivery as defined in this Agreement with other responsible suppliers or potential suppliers of flexible circuits of substantially similar prices, Motorola may terminate this Agreement without further liability to Parlex by furnishing written notice of a termination date no less than ninety (90) days after the date of the notice. If, however, prior to such termination date, Parlex becomes competitive, or demonstrates to Motorola's satisfaction its capability of becoming competitive within an additional time period selected by Motorola, the notice of termination shall be withdrawn and this Agreement shall continue.

      10.5 If flexible circuits of significantly advanced design or processing become available to Motorola, which are capable of being used as a replacement of or in substitution for the production of Flexible Substrate Assemblies being purchased hereunder, Motorola may terminate this Agreement without further liability to Parlex by furnishing written notice of a termination date no less than one hundred eighty (180) days after the date of the notice. If, however, prior to such termination date, Parlex demonstrates to Motorola's satisfaction its capability of producing and delivering Flexible Substrate Assemblies of the same or comparable design or processing, at competitive prices in the quantities required, the notice of termination shall be withdrawn and this Agreement shall continue with respect to the Flexible Substrate Assemblies of significantly advanced design or processing.

      10.6 In the event of a material breach of this agreement, Motorola or Parlex, as the case may be, shall give written notice to the defaulting party of the breach and of the non-defaulting party's intention to terminate this Agreement if the non-defaulting party is not, within thirty (30) days from and after receipt of the written notice of default, provided with a plan of corrective action and if substantial efforts to cure the default in accordance with the plan are not made. If such breach is not substantial corrected as provided above, the nondefaulting party may terminate this Agreement by sending written notice to the other party of such termination, whereupon this Agreement shall terminate and the non-defaulting party, subject to the terms of this Agreement, shall be entitled to pursue remedies provided by law. In the event the nondefaulting party elects to terminate this Agreement, the notice of termination must be sent to the defaulting party within five (5) days after the expiration of the thirty (30) day period mentioned above.

      10.7 Either party may terminate this Agreement on thirty (30) days written notice without liability to the other party in the event of the happening of any of the following with regard to that other party: (a) ceases to function as a going concern, (b) makes as assignment of the benefit of creditors, (c) becomes the subject of any proceeding under any applicable bankruptcy, receivership, insolvency or similar laws instituted by or against such party, which proceeding is not dismissed as to such party within forty-five (45) days after it has been instituted, or (d) liquidates, dissolves, sells substantially all of its assets, mergers or consolidates.

11.0  Notices

      All notices or permits hereunder shall be in writing and shall be deemed duly given when personally delivered or sent by registered mail, return receipt requested, postage prepaid, or by telex, cable or telex confirmed by letter as aforesaid, addressed as follows:

      If to Motorola:
      Motorola, Inc.
      Automotive and Industrial Electronics Group
      4000 Commercial Avenue
      Northbrook, IL 60062 - USA

      Attn: Group Sourcing Manager


      If to Parlex:

      Attn: President

      or to such other address as either party may hereafter designate in writing by like notice.

12.0  General

      12.1 Neither party shall be liable for any failure to perform or for any delay in performance of its obligations hereunder which is caused by circumstances beyond its reasonable control, including but not limited to acts of God or a public enemy, fires, storms, floods, epidemics, quarantine restrictions, riots, insurrections, explosions, accidents, war, labor disputes, transportation embargoes, acts or failures to act of or by any government or agency thereof, judicial action, or any act, neglect or default of the other party. Each party shall promptly notify the other of the existence of any excusable nonperformance or any delays and the anticipated duration thereof.

      12.2 No delay on the part of either party in exercising any of its respective rights hereunder or the failure to exercise the same nor the acquiescence in or waiver of a breach of any term, provision or condition of this Agreement shall be construed to operate as a waiver of any such rights or acquiescence thereto, except for the specific instance of delay, waiver or acquiescence.

      12.3 This Agreement and the rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party.

      12.4 This Agreement is deemed to have been entered into in Illinois, and its interpretation, construction and remedies for its enforcement or breach are to be applied in accordance with the laws of the State of Illlinois without reference to principles of choice and conflicts of laws.

      12.5 Section and paragraph headings used in this Agreement are for convenience only and are not to be deemed or construed to be part of this Agreement.

      12.6 This Agreement does not create an agency, joint venture or partnership between Motorola and Parlex. Neither party shall impose or create any obligation or responsibility, express or implied, or make any promises, representations or warranties on behalf of the other party, other than as expressly provided herein.

13.0  Dispute Resolution

      13.1 Motorola and Parlex will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by Motorola and Parlex within 45 days after written notice by either to the other demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and Parlex will share the costs of the mediation equally. By mutual agreement, however, Motorola and Parlex may postpone mediation until some specified but limited discovery about the dispute has been completed. The parties may also agree to replace mediation with some other form of alternative dispute resolution (ADR), such as neutral fact-finding or a minitrial.

      13.2 Any dispute which cannot be resolved between the parties through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. And nothing in this section will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

14.0  Entire Agreement

      This Agreement, together with the Appendices referred to herein and the terms and conditions of Motorola's current standard purchase order form, constitutes the entire Agreement and understanding of the parties with regard to the matters covered and herein have merged all prior and collateral representations, promises or conditions, whether oral or written. No amendment or modification of any of the provisions contained herein shall be binding upon either party unless made in writing and signed by a duly authorized representative of each party.

IN WITNESS WHEREOF, each of the Parties hereto have caused this Agreement to be signed by its respective duly authorized representative.

Motorola, Inc.                         Parlex Corporation
Automotive and Industrial
Electronics Group


By:  /s/  LEE H. CRAFT                  By:  /s/  HERBERT W. POLLACK
   -------------------------------         -------------------------------

Title:  Director, Group Operations      Title:  President
        and Services
        --------------------------              ---------------------------

Appendices included:
      1.  Specification: Acrylic Adhesive-Based Flexible Circuit Construction
      2.  Specification: New Flexible Circuit Construction
      3.  Production Prices: New Flexible Circuit Construction
      4.  Product Qualification Procedure
      5.  Production Prices: Acrylic Adhesive-Based Flexible Circuit
          Construction
      6.  Quality and Cycle Time Initiatives
      7.  Mutual Non-Disclosure Agreement



                                                                 April 8, 1993

APPENDIX 1

           Specification: Acrylic Adhesive-Based Flexible Circuit
           ______________________________________________________

                                Construction
                                ____________

The Flexible Substrate Assembly using Acrylic Adhesive-Based Flexible Circuit Construction is:

                                               Typical

      Solder Protection (HASL)
      Solder Mask
      Copper (1 oz. plated to 2 oz.)           0.0028"
      Acrylic Adhesive                         0.001"
      Polyimide Dielectric                     0.001"
      Acrylic Adhesive                         0.001"
      Copper (1 oz. plated to 2 oz.)           0.0028"
      Acrylic Adhesive                         0.002"
      Polyimide Dielectric                     0.001"
      Pressure Sensitive Adhesive              0.002"
      Aluminum Rigidizer


Performance Specifications:
___________________________

- The flexible circuit must meet or exceed the current established Institute for Interconnecting & Packaging Electronic Circuits
    requirements (IPC-FC-250A) and Motorola specifications.
-   In addition to the IPC specifications, the flexible circuits must meet the Automotive Environmental requirements as followed:
        Temperature Extremes:          -50 degree C to +150 degree C
                                       -  Both Storage and Cycle testing
        Humidity: +85 degree C and 85% Relative Humidity Fluid Compatibility with typical Automotive Fluids

- All prototype and production flexible substrate assemblies must be electrically tested to IPC specification IPC-250A.

The design and panel utilization requirement:
_____________________________________________

      The pricing in the Appendix 3 is based on the following producibility requirements:


      Part Requirement      Panel Requirement (18" x 24")
      ________________      ____________________________

      Min line .006"        .750 border, usable area 16.5"x22.5"
      Min space .005"       2 datums per part
      Min hole .018"        Min datum edge to datum edge .350"
                            Min edge to edge .090"/.300"*

<F*>   Min edge to edge distance for single up/multi up blanking dies respectively.


                                                                 April 8, 1995

APPENDIX 2

              Specification: New Flexible Circuit Construction
              ________________________________________________

The Flexible Substrate Assembly using New Flexible Circuit Construction is:

                                               Typical

      Solder Protection                        To Be Developed
      Solder Mask                              To Be Developed
      Copper                                   To Be Developed
      Dielectric                               To Be Developed
      Copper                                   To Be Developed
      Adhesive and/or Dielectric               To Be Developed
      Aluminum Rigidized


Performance Specifications:
___________________________

- The flexible circuit must meet or exceed the current established Institute for Interconnection & Packaging Electronic Circuits requirements (IPC-FC-250A) and Motorola specifications.
- In addition to the IPC specifications, the flexible circuits must meet the Automotive Environmental requirements as followed:
        Temperature Extremes:          -50 degree C to +150 degree C
                                       -  Both Storage and Cyclic testing
        Humidity: +85 degree C and 85% Relative Humidity
        Fluid Compatibility with typical Automotive Fluids
- All prototype and production flexible substrate assemblies must be electrically tested to IPC specification IPC-250A.

The design and panel utilization requirement:
_____________________________________________

      The pricing in the Appendix 5 is based on the following producibility requirements:


      Part Requirement      Panel Requirement (18"x24")
      ________________      __________________________

      Min line .006"        .750 border, usable area 16.5"x22.5"
      Min space .005"       2 datums per part
      Min hole .018"        Min datum edge to datum edge .350"
                            Min edge to edge .090"/.300"*
                            Min datum edge to border .240"

<F*>   Min edge to edge distance for single up/multi up blanking dies respectively.



                                                                 April 8, 1993
APPENDIX 3

             PRODUCTION PRICE: New Flexible Circuit Construction
             ___________________________________________________
*


1.  Price of New Flexible Circuit Construction on a Panel Basis
_______________________________________________________________

    Yearly Business Volume     1993     1994     1995     1996
    ______________________     ____     ____     ____     ____

*                              *        *        *        *










2.  Price of finishing and testing a circuit
____________________________________________
*








3.  Price of Rigidizer
______________________
    *



4.  Tooling - *
_______________


Price to Motorola and Payment term:
___________________________________
      *



* Confidential information has been omitted and filed separately with the Commission.



                                                                 April 8, 1993
APPENDIX 4

                       Product Qualification Procedure
                       _______________________________

The following Product Qualification Procedure must be followed when the circuit construction's material or manufacturing process is modified. For all Purchase Orders placed by Motorola, Parlex must document in writing the circuit construction, materials and manufacturing process used to produce the order. This information will be treated as Parlex Confidential and will be distributed within Motorola on a need to know basis only. Once Parlex has produced pre-pilot samples any circuit construction changes, material changes or manufacturing process changes must be approved by Motorola prior to shipment of the changed flexible substrate assembly.

The procedure which will be used to evaluate and qualify new materials, manufacturing process or circuit constructions will be as follows:



    Activity                       Responsible             Time Duration
    ________                       ___________             _____________

1.  New Material, Process or       Parlex or Motorola      Time 0
    Construction Idea
2.  Initial Evaluation Test        Parlex and Motorola     Time 0 + 2 weeks
3.  Schedule developed and         Parlex and Motorola     Time 0 + 4 weeks
    mutually agreed to
4.  Material, Process or           Parlex                  Time 0 + 14 weeks
    construction level
    qualification
5.  If required, product level     Motorola                Time 0 + 26 to 30 weeks
    design validation test
6.  If required, product level     Motorola                Time 0 + 44 to 48 weeks
    process validation test



The Production Flexible Substrate Assembly is considered preliminary qualified after successful completion of Product Level Design Validation Testing and final qualification after successful completion of Product Level Process Validation testing.

For each proposed material, process or construction change, this schedule will be reviewed to determine the appropriate qualification tests required. Once a Flexible Substrate Assembly is in production the qualification schedule will become dependent on Motorola's customer approval and may require additional time than detailed above.

Under no circumstances can a production approved Flexible Substrate Assembly be changed without Parlex obtaining prior approval from Motorola. Notification of changes to a production approved Flexible Substrate Assembly must be done in using the Supplier Request for Engineering Change Notice (SREA). The development schedule and qualification testing requirements may apply to any changes.


                                                                 April 8, 1993
APPENDIX 5

    PRODUCTION PRICE: Acrylic Adhesive-Based Flexible Circuit Construction
    ______________________________________________________________________
*




1.  Price of Acrylic Based Flexible Circuit Construction on a Panel Basis
_________________________________________________________________________


    Yearly Business Volume     1993     1994     1995     1996
    ______________________     ____     ____     ____     ____

    *                          *        *        *        *









2.  Price of finishing and testing a circuit
____________________________________________
*






3.  Price of Rigidizer
______________________
*




4.  Tooling - *
___________

Price to Motorola and Payment term:
___________________________________
*







* Confidential information has been omitted and filed separately with the Commission.



                                                                 April 8, 1993

APPEXNDIX 6

                     Quality and Cycle Time Initiatives
                     __________________________________

- Manufacturing Quality: The manufacturing quality level will be established as soon as practicable after the Agreement Date as the baseline Flexible Substrate Assemblies. Then 10X improvement goals every 2 years will be established and progress reported quarterly.

- Design Cycle Time: The Design Cycle Time, stated in working days, will be established as soon as practicable after the Agreement Date as the baseline as the base for Flexible Substrate Assemblies. The 10X improvement goals every 5 years will be established and progress reported semi-annually.

- Prototype Manufacturing Cycle Time: The manufacturing cycle time for prototypes, stated in working days, will be established as soon as practicable after the Agreement Date as the baseline for Flexible Substrate Assemblies. Then 10X improvement goals every 5 years will be established and progress reported semi-annually.

- Production Manufacturing Cycle Time: The manufacturing cycle time for production, stated in working days, will be as the baseline for Flexible Substrate Assemblies. Then 10X improvement goals every 5 years will be established and progress reported semi-annually.

- Tooling Cycle Time: The tooling cycle time for production, stated in working days, will be established and progress reported semi-annually.

- Tooling Cycle Time: The tooling cycle time for production, stated in working days, will be established as soon as practicable after the Agreement Date as the baseline for Flexible Substrate Assemblies. Then 10X improvement goals every 5 years will be established and progress reported semi-annually.


APPENDIX 7

                                    - B -

                          NON-DISCLOSURE AGREEMENT
                          ________________________

                                   MUTUAL
                                   ______

      This Agreement is effective the 4th day of March, 1992 between MOTOROLA, INC., a Corporation of the State of Delaware, U.S. A., (hereinafter "Motorola",) by the through its Automotive and Industrial Electronics Group, having a principal place of business at 4000 Commercial Avenue, Northbrook, Illinois 60062, and Parlex Corporation, a corporation having a principal place of business at 145 Milk Street, Methuen, MA 01844 (hereinafter "Parlex").

      WHEREAS, Motorola and Parlex each have or may acquire certain confidential information relating to the subject area of flexible printed circuit board for electronic control modules for engine, brake etc. which they desire to disclose to each other and each party is willing to accept the other's information confidentially and as limited herein;

      NOW, THEREFORE, the parties agree as follows:

      1. "Confidential Information" is defined as any device, graphics, written information or information in other tangible forms that is disclosed, for evaluation and/or development purposes, to the receiving party by the disclosing party relating to the above-identified subject areas and that is marked at the time of disclosure as being "Confidential" or "Proprietary". Information disclosed orally or visually and identified at that time as Confidential shall be considered as "Confidential Information" if it is reduced to tangible form, marked Confidential, and transmitted to the receiving party within thirty (30) days after the oral or visual disclosure.

      2. During the "Confidential Period" defined below, each party will use its best efforts to prevent its disclosure of the other party's "Confidential Information" for any purpose other than the aforesaid evaluation and development purposes, and to limit dissemination of the other party's "Confidential Information" to such of its employees who have a need to know for the aforesaid evaluation and/or development purposes. "Best efforts" with respect to any "Confidential Information" means at least that degree of care normally used by the receiving party to prevent disclosure to others of its own confidential information of similar importance, but in no case less than a reasonable degree of care.

      The "Confidential Period" shall mean five (5) years from the date of receipt of the "Confidential Information" or until such time as the information no longer qualifies as "Confidential Information" pursuant to Paragraph 4.

      3. Except as may be provided in another written agreement between parties, neither party shall be obligated: to do business with the other party; to refrain from dealing with others in the above-identified subject area; or to begin, continue, or terminate any business venture.

      4. Notwithstanding any other provisions of this Agreement, each party acknowledges that "Confidential Information" shall not include any information which: (a) is or becomes publicly known through no wrongful act on the receiving party's part; or (b) is, at the time of disclosure under this Agreement, already known to the receiving party without restriction on disclosure; or (c) is, or subsequently becomes, rightfully and without breach of this Agreement, in the receiving party's possession without any obligation restricting disclosure; or (d) is independently developed by the receiving party without breach of this Agreement; or (e) is furnished to a third party by the disclosing party without a similar restriction on the third party's rights; or (f) is explicitly approved for release by written authorization of the disclosing party.

      5. Each party agrees to return to the disclosing party upon request, the devices, graphics, writings, and information in other tangible forms containing any of the "Confidential Information" referred to in Paragraph 1, and any copies of "Confidential Information".

      6. No license, express or implied, in the "Confidential Information", is granted to either party other than to use the information in the manner and to the extent authorized by this Agreement.

      7.  This Agreement shall terminate on 3rd of March 1997 (the Termination
Date). The obligations recited herein relating to information disclosed prior to the Termination Date shall survive such termination.

      8. Each party acknowledges that it is not prohibited by the Office of Export Administration for the U.S. Department of Commerce from receiving technical information, know-how, data or other information, and it agrees not to export such information, or products incorporating it, to any prohibited country.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


                                       MOTOROLA, INC.

                                       By /s/  JOHN PELLAND
                                          ------------------------------------
                                          Corporate Vice President and General
                                          Manager, Automotive Powertrain and
                                          Chassis Electronics Division

Dated: March 12, 1992                  Title ---------------------------------


                                       PARLEX CORPORATION

                                       By /s/  JILL POLLACK KUTCHIN
                                          ------------------------------------

Dated: March 12, 1992                  Title  Vice President
                                              --------------------------------



                                AMENDMENT TO
                      DEVELOPMENT AND SUPPLY AGREEMENT

      This amending agreement is made and entered into this 19th day of August, 1994 by and between Parlex Corporation, a Massachusetts corporation having a principal place of business at 145 Milk Street, Methuen, MA 01844 ("Parlex"), and Motorola, Inc., a Delaware corporation, by and through its Automotive and Industrial Electronics Group ("AIEG"), having a place of business at 4000 Commercial Avenue, Northbrook, IL 60062 U.S. A. ("Motorola").

      WHEREAS, the parties hereto made and entered into a written Development and Supply Agreement ("Agreement") dated April 13, 1993; and

      WHEREAS, the parties desire to amend the Agreement in certain respects.

      THEREFORE, Motorola and Parlex agree as follows:

      1.  Article 1. of the Agreement (Definitions) is amended by:

          (i)   modifying Paragraph 1.1 to read:

          1.1 Flexible Substrate Assembly: finished assembly panel consisting of circuits made of either the Acrylic Adhesive-Based Flexible Circuit Construction or New Flexible Circuit Construction, Rigidizer, and Motorola's circuit interconnect design.

          (ii)  adding the following as Paragraph 1.5:

          1.5 Prototype: prototype, pre-pilot or other pre-production Flexible Substrate Assembly panel.

      2.  Paragraph 2.1.1 of the Agreement is amended by deleting
          "January 1, 1994" and replacing it with "July 1, 1994".

      3. Paragraph 2.2 of the Agreement is deleted in its entirety and replaced with the following:

          2.2   Prototype and Pre-Pilot Assemblies

                2.2.1  Parlex shall build prototypes incorporating
                       New Flexible Circuit Construction as needed by Motorola. Prototypes shall be delivered to Motorola for delivery to customers as samples and for evaluation and testing by Motorola. The purpose of the prototype evaluation and tests is to demonstrate the capabilities of the New Flexible Circuit Construction, and the parties thereby anticipate that desirable changes to the applicable specifications may be identified. Any proposed changes to the applicable specifications shall be made in accordance with paragraph 2.3.

                2.2.2  A standard prototype delivery shall be five
                       (5) panels with a delivery lead time of four (4) weeks. The balance of any prototype order exceeding the standard delivery quantity of 5 panels, up to a maximum of two hundred fifty (250) circuits, shall have a delivery lead time of five (5) weeks. Delivery of that portion of prototype orders exceeding 250 circuits will be scheduled as agreed by the parties. Parlex shall provide one standard delivery per week, as requested by Motorola.

                2.2.3  Motorola shall purchase prototypes
                       incorporating new Flexible Circuit construction at a price equal to four (4) times the production price
                       stated in Appendix 3 or at a lot charge of       *
                       dollars, whichever is greater. Such price includes all prototype engineering and tooling costs, with the exception of electrical test tooling costs which shall be agreed by the parties. Further, such price is based on the standard delivery lead-time as described in paragraph 2.2.2 for prototype orders up to two hundred fifty (250) circuits. The following price premiums shall apply to three week, two week and one week deliveries: twenty five percent, fifty percent and one hundred percent, respectively.

      4. Paragraph 3.1 of the Agreement is amended by deleting "January 1, 1994" and replacing it with "July 1, 1994".

      5. Paragraph 3.2.1 of the Agreement is deleted and replaced with the following:

          During the term of this Agreement, Parlex shall sell to Motorola, and Motorola shall purchase from Parlex, Flexible Substrate Assemblies in an amount * of AIEG's requirements as measured in square footage. Motorola's purchase obligation in this Paragraph 3.2 shall be limited to the extent that purchasers from AIEG of Flexible Substrate Assemblies, or products incorporating Flexible Substrate Assemblies, have approved other suppliers of Flexible Substrate Assemblies as of the Agreement Date or require other suppliers of Flexible Substrate Assemblies in the future.

      6. The second sentence of Paragraph 3.2.2 of the Agreement is deleted and replaced with the following:

          If so, Parlex shall sell to any such Motorola customer its requirements for Flexible Substrate Assemblies on terms acceptable to Parlex, except that warranty shall be identical to that herein provided.


* Confidential information has been omitted and filed separately with the Commission.


      7. Article 3.0 of the Agreement is amended by adding the following as Paragraph 3.9:

          3.9  FORECAST

          On or about December 15 of each year during the term of this Agreement, Motorola will provide Parlex with a forecast of AIEG's anticipated purchase volume for the following calendar year of production for the purpose of establishing invoiced unit prices as described in Paragraph 3.3. Performance to each forecast will be reviewed by the parties on or about June 15 and on or about December 15 of each year to determine if an adjustment of the invoiced unit price is required to reflect unit volumes actually purchased for that year.

      8. Paragraph 3.5.1 of the Agreement is deleted and replaced with the following:

          Parlex agrees not to sell to customers selling products in the automobile industry the New Flexible Circuit Construction developed hereunder for Motorola, or substantially identical derivative flexible circuit, for one year following the initial delivery to Motorola of satisfactory product level process validation units of Flexible Substrate Assemblies incorporating the New Flexible Circuit Construction, without first obtaining Motorola's written permission. For the purpose of this Paragraph, multi-layer circuits incorporating New Flexible Circuit Construction shall not be considered to be "substantially identical".

      9. The first sentence of Paragraph 10.4 is deleted and replaced with the following:

          If Parlex fails to maintain its position as a satisfactory supplier by not remaining competitive in quality, price and delivery as defined in this Agreement with other responsible suppliers or potential suppliers of flexible circuits of substantially similar prices, Motorola may terminate this Agreement without further liability to Parlex by furnishing written notice of a termination date no less than ninety (90) days after the date of the notice.

      10. In all other respects, the Agreement shall continue in full force and effect.

      11. This Amendment shall become effective on the date hereof.

      IN WITNESS WHEREOF, each of the parties hereto has caused this amendment to be signed by its respective duly authorized representative.



MOTOROLA, INC.                                PARLEX CORPORATION
AUTOMOTIVE & INDUSTRIAL ELECTRONICS GROUP



By: /s/  CARNEY YAKMALIAN                     By: /s/  PETER J. MURPHY
    -------------------------------------         --------------------------

Title:  Group Materials Manager               Title:  Executive Vice President
        ---------------------------------             ------------------------



March 23, 1995

JTEC Price Structure

PRODUCTION PRICE: PALFlex Circuit Construction for JTEC 1
_________________________________________________________
*




1. Price of PALFlex Circuit Construction on a Panel Basis
_________________________________________________________


Yearly Business Volume     1995     1996     1997
______________________     ____     ____     ____
(Annualized Rate)
_________________

*                          *        *        *










2. Price of finishing and testing a circuit
___________________________________________
*




3. Price of Rigidizer/PSA
_________________________
*




4. Tooling - *
__________


5. PIC - *
______



6. Price Reduction Commitment - *
_____________________________



* Confidential information has been omitted and filed separately with the Commission.


JTEC First and Second Year Pricing

Model Year 1996    *








Model Year 1997    *







Agreement on JTEC Pricing:





/s/  PETER J. MURPHY      3/23/95      /s/  REX T. ELLINGTON      3/23/95
-----------------------   ---------    ------------------------   ---------
Parlex Authorization      Date         Motorola Authorization     Date




* Confidential information has been omitted and filed separately with the Commission.